Exhibit 99.(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 31, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of the EAI Select Managers Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopersLLP

PricewaterhouseCoopersLLP


New York, New York
April 24, 2003